Exhibit 99.1

Cohu Reports Fourth Quarter and Full Year 2018 Operating Results

●	Third consecutive year of revenue growth

●	GAAP gross margin of 24.6%, including the impact of restructuring

●	Non-GAAP gross margin of 44.5%

●	Accelerating integration of Xcerra; ahead of planned cost synergies

POWAY, Calif., March 12, 2019 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2018 fourth quarter net sales of $170.6 million and a GAAP loss of $57.1 million or $1.40 per share. Net sales for full year 2018 were $451.8 million and GAAP loss was $32.5 million or $1.02 per share. Cohu’s results for the three months ended December 29, 2018, include the results of Xcerra Corporation which was acquired on October 1, 2018. Operating results for the three- and twelve-month periods ended December 29, 2018, include charges totaling $37.8 million associated with the acquisition and subsequent restructuring of Xcerra comprised of $18.7 million for employee severance, facilities consolidation and other restructuring charges and $19.1 million related to the decision to end manufacturing of certain of Xcerra’s semiconductor test handler products. (1)

The Company also reported non-GAAP results, with fourth quarter 2018 income of $10.0 million or $0.24 per share and income of $48.3 million or $1.49 per share for full year 2018. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q4 FY 2018	Q3 FY 2018	Q4 FY 2017	12 Months 2018	12 Months 2017
Net sales	$170.6	$86.2	$84.1	$451.8	$352.7
Income (loss)	$(57.1)	$4.8	$6.9	$(32.5)	$33.1
Income (loss) per share	$(1.40)	$0.16	$0.23	$(1.02)	$1.15

Non-GAAP Results (1)
(in millions, except per share amounts)	Q4 FY 2018	Q3 FY 2018	Q4 FY 2017	12 Months 2018	12 Months 2017
Income	$10.0	$9.0	$8.1	$48.3	$44.4
Income per share	$0.24	$0.30	$0.28	$1.49	$1.54

(1)	All amounts presented are from continuing operations.

Total cash and investments at year-end were $165.0 million.

Luis Müller, President and Chief Executive Officer of Cohu, stated, “Cohu delivered growth year-over-year, and annual sales of $451.8 million set a new record. There were numerous design-wins in the fourth quarter, including the capture of three new customers for tri-temperature pick-and-place handlers, the qualification of our turret inspection platform for a new automotive application, and initial orders from multiple customers for xWave contactors for testing 5G antenna modules, power amplifiers, transceivers and automotive radar.”

Müller continued, “We have accelerated the integration of Xcerra, announced plans to consolidate facilities and end manufacturing of certain test handlers, and expect to deliver the initial $20 million annual run-rate cost synergies within the first-year post-acquisition and achieve our goal of $40 million within three to five years.”

Cohu expects first quarter 2019 sales to be approximately $145 million, reflecting soft industry conditions.

Conference Call Information:

The company will host a live conference call and webcast with slides to discuss fourth quarter and full year 2018 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on March 12, 2019. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 6874566. Webcast access will be available on the Investor Information section of the company’s website at www.cohu.com.

The teleconference replay will be available through April 11, 2019. The replay dial-in number is 1-855-859-2056 (domestic) or +1-404-537-3406 (international) using pass code 6874566. The webcast replay will be available on the Company’s website through March 12, 2020 at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin, Income and Income (adjusted earnings) per share, Adjusted EBITDA, and Operating Expense that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of acquired intangible assets including favorable/unfavorable lease adjustments, restructuring costs, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, fair value adjustment to contingent consideration, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment and purchase accounting inventory step-up included in cost of sales. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding integration and cost synergy savings, timing and targets; design-wins; contactor sales growth; semiconductor market conditions in 2019 and mid-term growth; Cohu’s first quarter 2019 sales forecast, guidance, non-GAAP operating expenses, non-GAAP gross margin and effective tax rate; and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks associated with acquisitions; inventory, goodwill and other asset write-downs; our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; our reliance on third-party contract manufacturers and suppliers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; revenue recognition impacts due to ASC 606; market demand and adoption of our new products; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor equipment industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; impacts from the Tax Cuts and Jobs Act of 2017 and ongoing tax examinations; geopolitical issues and trade wars; ERP system implementation issues; the seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers and recent weakening demand in this market; recent weakness in Greater China market; rapid technological change; and significant risks associated with the Xcerra acquisition including but not limited to (i) the ability of Cohu and Xcerra to integrate their businesses successfully and to achieve anticipated synergies and cost savings, (ii) the possibility that other anticipated benefits of the acquisition will not be realized, (iii) litigation relating to the acquisition that still could be instituted against Cohu and/or Xcerra, (iv) the possibility that restructuring charges will significantly exceed estimates, (v) the ability of Cohu or Xcerra to retain, attract and hire key personnel, (vi) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the completion of the acquisition, (vii) the discovery of liabilities or deficiencies associated with Xcerra that were not identified in advance, (viii) potential failures to maintain adequate internal controls over financial reporting given the significant increase in size, number of employees, global operations and complexity of Cohu’s business, (ix) mandatory ongoing impairment evaluation of goodwill and other intangibles whereby Cohu could be required to write off some or all of this goodwill and other intangibles, (x) the adverse impact to Cohu’s operating results from interest expense on the financing debt, rising interest rates, and any restrictions on operations related to such debt, and (xi) continued availability of capital and financing and rating agency actions, and limited market access given our high debt levels. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q, the Registration Statement on Form S-4/proxy statement that was filed in connection with the Xcerra acquisition, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.

Richard Yerganian, 781-467-5063

Vice President, Investor Relations

rich.yerganian@cohu.com

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 29,	December 30,	December 29,	December 30,
	2018	2017	2018	2017
Net sales	$170,637	$84,090	$451,768	$352,704
Cost and expenses:
Cost of sales (excludes amortization shown below) (2) (3)	128,718	48,993	292,460	209,297
Research and development	22,520	11,886	56,434	40,737
Selling, general and administrative (3) (4)	45,766	17,202	96,754	60,737
Amortization of purchased intangible assets (3)	14,080	1,044	17,197	4,208
Restructuring charges	18,704	-	18,704	-
	229,788	79,125	481,549	314,979
Income (loss) from operations	(59,151)	4,965	(29,781)	37,725
Other (expense) income:
Interest expense	(4,944)	(12)	(4,977)	(54)
Interest income	274	212	1,187	671
Foreign transaction gain (loss) and other	439	(299)	1,659	(2,977)
Income (loss) from continuing operations before taxes	(63,382)	4,866	(31,912)	35,365
Income tax provision (benefit)	(6,266)	(2,029)	631	2,244
Income (loss) from continuing operations	(57,116)	6,895	(32,543)	33,121
Discontinued operations: (5)
Income (loss) from discontinued operations before taxes	157	-	157	(278)
Income tax provision	38	-	38	-
Income (loss) from discontinued operations	119	-	119	(278)
Net income (loss)	(56,997)	$6,895	$(32,424)	$32,843
Net loss attributable to noncontrolling interest	(243)	-	(243)	-
Net income (loss) attributable to Cohu	$(56,754)	$6,895	$(32,181)	$32,843
Income (loss) per share:
Basic:
Income (loss) from continuing operations before non-controlling interest	$(1.40)	$0.24	$(1.02)	$1.19
Income (loss) from discontinued operations	0.00	-	0.00	(0.01)
Net loss attributable to noncontrolling interest	0.00	-	(0.01)	-
Net income (loss) attributable to Cohu	$(1.40)	$0.24	$(1.01)	$1.18

Diluted:
Income (loss) from continuing operations before non-controlling interest	$(1.40)	$0.23	$(1.02)	$1.15
Income (loss) from discontinued operations	0.00	-	0.00	(0.01)
Net loss attributable to noncontrolling interest	0.00	-	(0.01)	-
Net income (loss) attributable to Cohu	$(1.40)	$0.23	$(1.01)	$1.14

Weighted average shares used in computing income (loss) per share: (6)
Basic	40,660	28,503	31,776	27,836
Diluted	40,660	29,584	31,776	28,916

(1)

The three- and twelve-month periods ended December 29, 2018 and December 30, 2017 were both comprised of 13 weeks and 52 weeks, respectively. The Company’s results for the three months ended December 29, 2018, include the results of Xcerra which was acquired on October 1, 2018 and results for the twelve months, include Cohu’s results for the twelve months ended December 29, 2018 and the results of Xcerra for only the three months ended December 29, 2018.

(2)

Cost of sales for the three- and twelve-month periods ended December 29, 2018 includes charges totaling $19.1 million related to restructuring activities and the decision to end manufacturing of certain of Xcerra’s semiconductor test handler products.

(3)

In conjunction with the acquisition of Xcerra the Company assessed the need to realign its historical financial statement presentation and certain statement of operations classifications were reclassified to conform to current period presentation. The changes made were as follows:

●

Amortization of intangibles previously were presented in cost of sales and SG&A. These amounts are now presented as a separate line item “Amortization of purchased intangible assets” within operating expenses. Amounts associated with purchased intangible assets that previously would have been included in cost of sales are $11.6 million and $13.6 million for the three- and twelve-month periods ended December 29, 2018, respectively. Amounts previously presented in cost of sales that have been reclassified to conform with the Company’s revised presentation for the three- and twelve-month periods ended December 30, 2017 are $0.7 million and $2.7 million, respectively.

●

Historically, gains and losses associated with foreign currency translation and remeasurement were included within SG&A which resulted in fluctuations in expenses as foreign exchange rates change. These amounts will now be presented within foreign transaction gain (loss) and other as it will provide investors more insight into the Company’s operating expenses.

(4)	SG&A expense for the three- and twelve-month periods ended December 29, 2018 include Xcerra transaction costs totaling $4.6 million and $9.8 million, respectively.
(5)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of the fixtures business have been presented as discontinued operations. All amounts presented in 2017 result from an adjustment to the fair value of a contingent consideration receivable recorded in conjunction with the sale of BMS in 2015.

(6)

For the three- and twelve-month periods ended December 29, 2018, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	December 29,	December 30,
	2018 (1)	2017
Assets:
Current assets:
Cash and investments	$165,020	$155,615
Accounts receivable	149,276	71,125
Inventories	139,314	62,085
Other current assets	27,888	8,613
Current assets of discontinued operations	3,741	-
Total current assets	485,239	297,438
Property, plant & equipment, net	74,332	34,172
Goodwill	242,127	65,613
Intangible assets, net	318,961	16,748
Other assets	13,264	6,486
Noncurrent assets of discontinued operations	79	-
Total assets	$1,134,002	$420,457

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$6,896	$6,608
Other current liabilities	153,175	78,659
Current liabilities of discontinued operations	518	-
Total current liabilities	160,589	85,267
Other noncurrent liabilities	427,469	46,099
Cohu stockholders’ equity	546,243	289,091
Noncontrolling Interest	(299)	-
Total liabilities & stockholders’ equity	$1,134,002	420,457

(1)	Includes assets and liabilities acquired in the acquisition Xcerra that closed on October 1, 2018.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	December 29,	September 29,	December 30,
	2018 (1)	2018	2017
Income (loss) from operations - GAAP basis (a)	$(59,151)	$7,105	$4,965
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	138	125	96
Research and development (R&D)	619	354	198
Selling, general and administrative (SG&A)	3,799	1,401	1,377
	4,556	1,880	1,671
Amortization of purchased intangible assets (c)	14,080	1,024	1,044
Restructuring charges related to inventory adjustments in COS (d)	19,053	-	-
Restructuring charges included in (d):
Research and development	-	273	-
Selling, general and administrative	-	107	-
Restructuring charges	18,704	-	-
	18,704	380	-
Manufacturing transition and severance costs included in (e):
Research and development	280	-	-
Selling, general and administrative	205	23	50
	485	23	50
Adjustment to contingent consideration included in SG&A (f)	-	227	755
Acquisition costs included in SG&A (g)	4,633	1,034	42
Inventory step-up included in COS (h)	14,782	-	-
PP&E step-up included in SG&A (i)	1,257	-	-
Reduction of indemnification receivable included in SG&A (j)	879	-	1,172
Income from operations - non-GAAP basis (k)	$19,278	$11,673	$9,699
Income (loss) from continuing operations - GAAP basis	$(57,116)	$4,803	$6,895
Non-GAAP adjustments (as scheduled above)	78,429	4,568	4,734
Tax effect of non-GAAP adjustments (l)	(11,302)	(373)	(1,460)
U.S. Tax Reform (m)	-	-	(2,022)
Income from continuing operations - non-GAAP basis	$10,011	$8,998	$8,147
GAAP income (loss) from continuing operations per share - diluted	$(1.40)	$0.16	$0.23
Non-GAAP income from continuing operations per share - diluted (n)	$0.24	$0.30	$0.28

(1)	Includes operating results from Xcerra acquired on October 1, 2018

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in anticipation of the completion of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our ongoing cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs.  Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration, adjustments for inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	-34.7%, 8.2% and 5.9% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred during fourth quarter of 2018 related to the acquisition of Xcerra.
(e)	To eliminate manufacturing transition and severance costs.
(f)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate the inventory step-up costs incurred related to the acquisition of Xcerra.
(i)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(j)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(k)	11.3%, 13.5% and 11.5% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

To eliminate impact of the adoption of the Tax Cuts and Jobs Act enacted on December 22, 2017 (U.S. Tax Reform), and includes provisional estimates of (i) the one-time transition tax, net of foreign tax credits and operating losses, on earnings of foreign subsidiaries that were previously deferred from U.S. tax; (ii) the impact of U.S. tax rate reduction and changes to net operating loss rules on our net deferred taxes and (iii) the accrual of foreign taxes in the event certain funds are repatriated to the U.S.

(n)

The three months ended December 29, 2018 was computed using 41,241 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.  All other periods presented were computed using number of GAAP diluted shares outstanding for each period.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 29,	December 30,
	2018 (1)	2017
Income (loss) from operations - GAAP basis (a)	$(29,781)	$37,725
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	546	423
Research and development (R&D)	1,717	1,054
Selling, general and administrative (SG&A)	7,790	5,530
	10,053	7,007
Amortization of purchased intangible assets (c)	17,197	4,208
Restructuring charges related to inventory adjustments in COS (d)	19,053	-
Restructuring charges included in (d):
Research and development	273	-
Selling, general and administrative	107	-
Restructuring charges	18,704	-
	19,084	-
Manufacturing transition and severance costs included in (e):
Research and development	280	-
SG&A	315	502
	595	502
Adjustment to contingent consideration included in SG&A (f)	657	1,423
Acquisition costs included in SG&A (g)	9,811	370
Inventory step-up included in COS (h)	14,782	1,404
PP&E step-up included in SG&A (i)	1,257	-
Reduction of indemnification receivable included in SG&A (j)	879	1,172
Income from operations - non-GAAP basis (k)	$63,587	$53,811
Income (loss) from continuing operations - GAAP basis	$(32,543)	$33,121
Non-GAAP adjustments (as scheduled above)	93,368	16,086
Tax effect of non-GAAP adjustments (l)	(12,481)	(2,776)
U.S. Tax Reform (m)	-	(2,022)
Income from continuing operations - non-GAAP basis	$48,344	$44,409
GAAP income (loss) per share from continuing operations - diluted	$(1.02)	$1.15
Non-GAAP income per share - diluted (n)	$1.49	$1.54

(1)	Includes operating results from Xcerra acquired on October 1, 2018

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management has initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in anticipation of the completion of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs.  Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration, adjustments for favorable and unfavorable leases and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding the impact of U.S. Tax Reform provides better comparability to our historical and future tax provisions. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	-6.6% and 10.7% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred during fourth quarter of 2018 related to the acquisition of Xcerra.
(e)	To eliminate manufacturing transition costs.
(f)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisitions.
(h)	To eliminate the inventory step-up costs incurred related to acquisitions.
(i)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(j)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(k)	14.1% and 15.3% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

To eliminate impact of the adoption of the Tax Cuts and Jobs Act enacted on December 22, 2017 (U.S. Tax Reform), and includes provisional estimates of (i) the one-time transition tax, net of foreign tax credits and operating losses, on earnings of foreign subsidiaries that were previously deferred from U.S. tax; (ii) the impact of U.S. tax rate reduction and changes to net operating loss rules on our net deferred taxes and (iii) the accrual of foreign taxes in the event certain funds are repatriated to the U.S.

(n)

The year ended December 29, 2018 was computed using 32,548 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.  All other periods presented were computed using number of GAAP diluted shares outstanding for each period.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	December 29,	September 29,	December 30,
	2018 (1)	2018	2017
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization)(2)	$41,919	$34,378	$35,097
Non-GAAP adjustments to cost of sales (as scheduled above)	33,973	125	96
Gross profit - Non-GAAP basis	$75,892	$34,503	$35,193
Non-GAAP profit as a percentage of net sales	44.5%	40.8%	41.9%

Adjusted EBITDA Reconciliation
Net income (loss) attributable to Cohu - GAAP Basis	$(56,754)	$4,803	$6,895
Income from discontinued operations	(119)	-	-
Income tax provision	(6,266)	2,302	(2,029)
Interest expense	4,944	11	12
Interest income	(274)	(337)	(212)
Amortization	14,080	1,024	1,044
Depreciation	4,691	1,378	1,411
Other non-GAAP adjustments (as scheduled above)	63,092	3,544	3,690
Adjusted EBITDA	$23,394	$12,725	$10,811
Adjusted EBITDA as a percentage of net sales	13.7%	14.8%	12.9%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$101,070	$28,011	$30,132
Non-GAAP adjustments to operating expenses (as scheduled above)	(44,456)	(4,443)	(4,638)
Operating Expenses - Non-GAAP basis	$56,614	$23,568	$25,494

(1)	Includes operating results from Xcerra acquired on October 1, 2018
(2)	Excludes amortization of $11,626 for the three months ending December 29, 2018, $644 for the three months ending September 29, 2018 and $674 for the three months ended December 30, 2017

	Twelve Months Ended
	December 29,	December 30,
	2018 (1)	2017
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization)(2)	$159,308	$143,407
Non-GAAP adjustments to cost of sales (as scheduled above)	34,381	1,827
Gross profit - Non-GAAP basis	$193,689	$145,234
Non-GAAP profit as a percentage of net sales	42.9%	41.2%

Adjusted EBITDA Reconciliation
Net income (loss) attributable to Cohu - GAAP Basis	$(32,181)	$32,843
Income from discontinued operations	(119)	278
Income tax provision	631	2,244
Interest expense	4,977	54
Interest income	(1,187)	(671)
Amortization	17,197	4,208
Depreciation	8,850	4,978
Other non-GAAP adjustments (as scheduled above)	76,171	11,878
Adjusted EBITDA	$74,339	$55,812
Adjusted EBITDA as a percentage of net sales	16.5%	15.8%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$189,089	$105,682
Non-GAAP adjustments to operating expenses (as scheduled above)	(58,987)	(14,259)
Operating Expenses - Non-GAAP basis	$130,102	$91,423

(1)	Includes operating results from Xcerra acquired on October 1, 2018
(2)	Excludes amortization of $13,586 for the twelve months ending December 29, 2018 and $2,689 for the twelve months ended December 30, 2017